                                                                       EXHIBIT 8


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of March 2, 2001, is by and among Luxtec Corporation, a Massachusetts corporation (the "Company") and the persons listed as Stockholders in the signature pages hereto (collectively, the "Stockholders" and individually, a "Stockholder").

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger entered into as of November 27, 2000, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 8, 2001 (together, the "Merger Agreement,"), by and among the Company, Laser Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and PrimeSource Surgical, Inc., a Delaware corporation ("PSS"), pursuant to which the Company will issue shares of its Series B Preferred Stock, shares of its Series C Preferred Stock and shares of its Series D Preferred Stock to certain of PSS's stockholders;

     WHEREAS, in order to induce certain of the Stockholders to approve the Merger Agreement, the Company has agreed to provide the Stockholders certain rights set forth in this Agreement;

     WHEREAS, on February 3, 1998, PSS entered into an Investors' Rights Agreement (the Investors' Rights Agreement") and a Voting Agreement (the "Voting Agreement") with holders of the PSS Common Stock and Series A Preferred Stock, on June 14, 1999, PSS entered into the Amended and Restated Stockholders' Agreement (the "Amended and Restated Stockholders' Agreement"), on various dates in November, 1999, PSS entered into Amendment No. 1 to Amended and Restated Stockholders' Agreement, on August 17, 2000, PSS entered into the Second Amended and Restated Stockholders' Agreement, (the "Second Amended and Restated Stockholders' Agreement") and on January 23, 2001, PSS entered into the Third Amended and Restated Stockholders' Agreement (collectively with the Investors' Rights Agreement, the Voting Agreement, the Amended and Restated Stockholders' Agreement, and the Second Amended and Restated Stockholders' Agreement, the "Prior Agreements");

     WHEREAS, the transactions contemplated by the Merger Agreement will benefit the Company;

     WHEREAS, the Company desires to enter into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement"), dated as of March 2, 2001, by and among the Company, certain of the Company's subsidiaries, and Ark CLO 2000-1, Limited, in order to induce Ark CLO 2000-1, Limited to enter into the Loan Agreement, the Company has agreed to provide the Ark CLO 2000-1, Limited certain rights set forth in this Agreement;

     WHEREAS, the transactions contemplated by the Loan Agreement will benefit the Company; and

     WHEREAS, the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties agree as follows:

     1.   Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to a specified Person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, five percent (5%) or more of such specified person's capital stock, (c) any employee or director of such specified Person, (d) any member of the family of any Person specified in clauses (a), (b), and (c), or
(e) any corporation, limited liability company, partnership, trust or other entity in which any Person set forth in clauses (a), (b), (c) or (d) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Alternative Equity Financing Stock" shall mean the series of equity security of the Company issued in any equity financing of the Corporation subsequent to the date hereof that does not qualify as a Qualified Equity Financing.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Claim" shall mean any loss, claim, damages, liability or expense (including the reasonable costs of investigation and reasonable legal fees and expenses).

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     "Demand Registration" shall mean a registration pursuant to Section 2 hereof.

     "Equity Security" shall mean any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe for or purchase any such stock, or any such warrant or right.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as from time to time amended.

     "Firm Commitment Underwritten Offering" shall mean an offering in which the underwriters agree to purchase securities for distribution pursuant to a Registration Statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

     "Future Preferred Stock" shall mean a series of preferred stock of the Company conveying to its holders rights and obligations substantially similar to those provided by the Company's Certificate of Designations for Series C Preferred Stock, as issued at the Effective Time (as defined in the Merger Agreement).

     "Holder" shall mean the beneficial owner of a security. For all purposes of this Agreement, the Company shall be entitled to treat the record owner of a security as the beneficial owner of such security unless the Company has been given written notice of the existence and identity of a different beneficial owner. A Holder of Preferred Stock shall be deemed to be the Holder of the Common Stock into which such Preferred Stock could be converted.

     "Indemnified Holder" shall mean any Holder of Registrable Securities, any officer, director, employee or agent of any such Holder and any Person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

     "Junior Securities" means any class or series of the Company's capital stock which ranks junior to the Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

     "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

     "Other Stockholders" shall mean the Stockholders other than the Series C Stockholders.

     "Person" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

     "Piggyback Registration" shall mean a registration pursuant to Section 3 hereof.

     "Preferred Stock" shall mean any shares of any series of preferred stock other than the Series D Preferred Stock issued as of the date hereof or in the future by the Company.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

     "PSS Common Stock" shall mean the Common Stock, par value $0.001 per share, of PrimeSource Surgical, Inc., as it existed prior to the Effective Time (as defined in the Merger Agreement).

     "PSS Preferred Stock" shall mean any series of Preferred Stock, par value $0.001 per share, of Prime Source Surgical, Inc., as it existed prior to the Effective Time (as defined in the Merger Agreement).

     "Qualified Equity Financing" shall mean any equity financing of the Company subsequent to the date hereof with gross proceeds in excess of $10,000,000 less the aggregate stated liquidation value of all of the then outstanding shares of Series C Preferred Stock.

     "Qualified Equity Financing Stock" shall mean the series of equity security of the Company issued in a Qualified Equity Financing.

     "Registrable Securities" shall mean (a) the shares of Common Stock issued or issuable upon conversion of the shares of Qualified Equity Financing Stock, Future Preferred Stock or Alternative Equity Financing Stock issued in exchange for the Series D Preferred Shares, (b) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, (c) any shares of Common Stock or securities issued or issuable with respect to such Common Stock as provided in (b) above, acquired by the Stockholders from the Company subsequent to the date hereof, whether or not owned by the Stockholders at the time of a Registration; provided, that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security (collectively, (a), (b) and (c) are referred to herein as the "Future Registrable Securities"), (d) the shares of Common Stock issued or issuable upon exercise of the Warrants (e) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, (f) any shares of Common Stock or securities issued or issuable with respect to such Common Stock as provided in (e) above, acquired by the Stockholders from the Company subsequent to the date hereof, whether or not owned by the Stockholders at the time of a Registration; provided, that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security (collectively, (d), (e) and (f) are referred to herein as the "Warrant Registrable Securities"), (g) the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock, (h) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, (i) any shares of Common Stock or securities issued or issuable with respect to such Common Stock as provided in (g) above acquired by the Series C Stockholders from the Company subsequent to the date hereof, whether or not owned by the Series C Stockholders at the time of a Registration; provided, that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security (collectively, (g), (h) and (i) are referred to herein as the "Series C Registrable Securities"), (j) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock if such Series B Preferred Stock has been issued by the Company in exchange for PSS Preferred Stock held by any of the Stockholders on February 3, 1998, (k) the shares of Common Stock issued at the Effective Time in exchange for PSS Common Stock held by any of the Stockholders on February 3, 1998, (l) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (j) and (k) above, (m) the shares of Common Stock issuable upon the exercise of that certain warrant of PSS, which has been assumed by the Company pursuant to the Merger Agreement, dated February 3, 1998, issued to Citizens Bank of Massachusetts pursuant to the Warrant Agreement of even date therewith, (n) the shares of Common Stock issuable upon the exercise of those options, which have been assumed by the Company pursuant to the Merger Agreement, to purchase PSS Common Stock, dated January 17, 1997, held by John F. Rooney ("Rooney") and Michael K. Bayley ("Bayley"), (o) the shares of Common Stock issuable upon the exercise of those options, which have been assumed by the Company pursuant to the Merger Agreement, to purchase PSS Common Stock, dated January 30, 1998, held by William H. Lomicka and Robert W. Fisher, (p) the shares of Common Stock issuable upon the exercise of any warrants which have been assumed by the Company pursuant to the Merger Agreement, issued to any guarantor in connection with the Credit Agreement dated as of February 3, 1998, between the Company and Citizens Bank of Massachusetts and (q) the shares of Common Stock issued or issuable upon exercise of that certain warrant for the purchase of 100,000 shares of Common Stock, issued, on March 2, 2001, by the Company to Ark CLO 2000-1 Limited; excluding in all cases (j) through (q) above, however, any Registrable Securities sold by a Holder in a transaction in which such Holder's rights under Section 11
                                                                      ----------
are not assigned.

     "Registration" shall mean a Demand Registration or a Piggyback
Registration.

     "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including:

          (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

          (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

          (3)  printing, messenger, telephone and delivery expenses;

          (4) fees and disbursements of counsel for the Company and of not more than one firm of attorneys for the sellers of the Registrable Securities;

          (5) expenses of the underwriters and fees and disbursements of counsel for the underwriters, in each case, to the extent required to be paid pursuant to an underwriting agreement relating to a Registration;

          (6) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such Registration (including the expenses of any special audit and "cold comfort" letters incident to such registration);

          (7) premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters so require or selling holders of Registrable Securities reasonably so require; and

          (8)  fees and expenses of any other Persons retained by the Company.

     "Registration Statement" shall mean any registration statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

     "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

     "SEC" shall mean the Securities and Exchange Commission.

     "Series B Preferred Shares" shall mean shares of the Series B Convertible Preferred Stock of the Company, par value $1.00 per share, held by certain of the Stockholders.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Company issued pursuant to the Merger Agreement.

     "Series B Stockholders" shall mean the Stockholders of the Series B Preferred Stock.

     "Series C Preferred Shares" shall mean shares of the Series C Convertible Preferred Stock of the Company, $1.00 par value per share, held by certain of the Stockholders.

     "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock of the Company issued pursuant to the Merger Agreement.

     "Series C Stockholders" shall mean the Stockholders of the Series C Preferred Stock.

     "Series D Preferred Shares" shall mean shares of the Series D Exchangeable Preferred Stock of the Company, $1.00 par value per share, held by certain of the Stockholders.

     "Series D Preferred Stock" shall mean the Series D Exchangeable Preferred Stock of the Company issued pursuant to the Merger Agreement.

     "Transfer Restricted Security" shall mean a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

     "Underwriters' Commissions" shall mean discounts of and commissions to underwriters, selling brokers, dealer managers or similar securities professionals relating to the distribution of the Registrable Securities.

     "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for distribution to the public.

     "Unit Purchase Agreement" shall mean the Unit Purchase Agreement dated as of January 23, 2001, by and among PSS and stockholders named therein.

     "Warrants" shall mean (i) the warrants, initially exercisable for PSS Common Stock, issued pursuant to the Unit Purchase Agreement which have become exercisable for Common Stock pursuant to the Merger Agreement (ii) the warrants issued to Geneva Middle Market Investors, L.P. pursuant to an agreement, dated February 9, 2001, between the Company and Geneva Middle Market Investors, L.P.

     2.   Demand Registrations.
          --------------------

          (a)  Timing Of Demand Registrations. At any time after the date
               ------------------------------
hereof, upon the earlier to occur of (1) June 14, 2002 or (2) the effective date of a Registration Statement relating to a public offering of the Company's Common Stock, the Series C Stockholders (on behalf of themselves and all permitted assignees who are Series C Stockholders) of at least 50% of the Series C Registrable Securities may request at any time that the Company file a Registration Statement under the Securities Act on an appropriate form (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) covering the shares of Series C Registrable Securities that are the subject of such request.

          (b)  Number of Demand Registrations; Required Threshold. The Company
               --------------------------------------------------
shall be obligated to prepare, file and use its best efforts to cause to become effective pursuant to this Section 2 no more than two (2) Registration Statements in the aggregate for the Series C Stockholders of Series C Registrable Securities (on behalf of each of them and all permitted assignees who are Series C Stockholders of Series C Registrable Securities); provided, however, that a Registration Statement shall not be counted as one of the two
(2) Demand Registrations hereunder unless (1) it becomes effective and is maintained effective in accordance with the requirements specified in Section
                                                                      -------
5(a) or (2) it is filed on a Form S-3 Registration Statement under the Securities Act. The Company shall be obligated to prepare, file and use its best efforts to cause to become effective pursuant to this Section 2 up to two Registration Statements on Form S-3 per year, subject to Section 2(a).

          (c)  Participation. The Company shall promptly give written notice to
               -------------
all Series C Stockholders of Series C Registrable Securities, and all Stockholders of Future Registrable Securities and Warrant Registrable Securities, upon receipt of a request for a Demand Registration pursuant to
Section 2(a) above. In addition, the Company shall include in such Demand Registration such shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities for which it has received written requests to register such shares within twenty (20) calendar days after such written notice has been given. The Series C Stockholders of Series C Registrable Securities exercising a Demand Registration request and the Stockholders of Future Registrable Securities and Warrant Registrable Securities participating in a Demand Registration shall receive priority with respect to the number of shares to be included in a Registration Statement.

          (d)  Underwriter's Cutback. If the public offering of Registrable
               ---------------------
Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Series C Registrable Securities, all the Future Registrable Securities and all the Warrant Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities, the number of shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities, to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the Series C Stockholders of Series C Registrable Securities and the Stockholders of Future Registrable Securities and Warrant Registrable Securities requesting such registration, based upon the number of shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities, owned by such Stockholders.

     Any shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities that are thereby excluded from the offering shall be withheld from the market by the Series C Stockholders and Unitholders thereof for a period (not to exceed thirty (30) calendar days prior to the effective date and one hundred eighty (180) calendar days thereafter) for the Company's first public offering or not to exceed ninety (90) calendar days thereafter for the Company's subsequent Underwritten Offerings that the managing underwriter reasonably determines is reasonably necessary in order to successfully market the securities to be offered in such offerings; provided, that all officers, directors and employees of the Company are similarly bound.

     The Company and, subject to the requirements of Section 11 hereof, other holders of securities of the Company may include such securities in such Registration if, but only if, the managing underwriter concludes that such inclusion will not interfere with the successful marketing of all the Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities requested to be included in such registration.

          (e)  Managing Underwriter. The managing underwriter or underwriters of
               --------------------
any Underwritten Offering covered by a Demand Registration shall be selected by GE Capital Equity Investments, Inc. ("GE") (if GE owns a majority of the shares of Common Stock to be offered therein), subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld.

     3.   Piggyback Registrations.
          -----------------------

          (a)  Series C Participation. Each time the Company decides to file a
               ----------------------
Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Series C Stockholders of Series C Registrable Securities, and the Stockholders of Future Registrable Securities or Warrant Registrable Securities. The Company shall include in such Registration Statement such shares of Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities for which it has received written requests to register such shares within twenty (20) calendar days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Series C Registrable Securities, Future Registrable Securities and Warrant Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (b)  Other Stockholders' Participation. If (but without any obligation
               ---------------------------------
to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders of the Company other than the Stockholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock option or stock issuance plan, (ii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or
(iii) the Company's first public offering of its Common Stock subsequent to the date hereof) the Company shall, at such time, promptly give each Other Stockholder written notice of such registration. Upon the written request of each Other Stockholder given within twenty (20) calendar days after receipt of such notice by the Company in accordance with Section 15, the Company shall, subject to the provisions of Section 3(c), cause to be registered under the Act all of the Registrable Securities that each such Other Stockholder has requested to be registered.

          (c)  Underwriter's Cutback. Subject to the requirements of Section 10
               ---------------------
hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other shares of Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other shares of Common Stock to be included in the offering shall be reduced to such smaller number with the participation in such offering to be in the following order of priority: (1) first, the shares of Common Stock which the Company proposes to sell for its own account,
(2) second, the shares of Series C Registrable Securities of all Series C Stockholders of Series C Registrable Securities and the Future Registrable Securities and Warrant Registrable Securities of all Stockholders requested to be included, (3) third, the shares of Registrable Securities of Other Stockholders requested to be included, and (4) fourth, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of (2), (3) and (4) above shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

     All shares so excluded from the Underwritten Offering shall be withheld from the market by the Holders thereof for a period (not to exceed thirty (30) calendar days prior to the effective date and one hundred eighty (180) calendar days thereafter for the Company's first public offering subsequent to the date hereof or not to exceed ninety (90) calendar days thereafter for the Company's subsequent Underwritten Offerings) that the managing underwriter reasonably determines is reasonably necessary in order to successfully market the securities to be offered in such offering.

          (d)  Company Control. The Company may withdraw a Registration
               ---------------
Statement after filing and after giving notice to the Holders of Registrable Securities pursuant to Section 3(a) above, but prior to the effectiveness thereof; provided, that the Company shall promptly notify each Holder of Registrable Securities in writing of any such action and, provided further, that the Company shall bear all expenses incurred by each such Holder or otherwise in connection with such withdrawn Registration Statement.

     4.   Hold-Back Agreements.
          --------------------

          (a)  By Holders of Registrable Securities. Upon the written request of
               ------------------------------------
the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) calendar days before the effective date and one hundred eighty (180) calendar days for the Company's first public offering subsequent to the date hereof or ninety (90) calendar days thereafter for the Company's subsequent Underwritten Offerings) that such managing underwriter reasonably determines is necessary in order to effect such offerings; provided, that each of the officers, directors and key employees of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

          (b)  By the Company and Others. The Company agrees:
               -------------------------

               (1) not to effect any public or private sale or distribution of its Equity Securities during the thirty (30) calendar day period prior to, and during the sixty (60) calendar day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto or private issuances of Equity Securities as consideration for any acquisition by the Company or a subsidiary of assets or capital stock of any unaffiliated third party), and

               (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities (except for employee stock options issued to Persons other than: directors, officers, key employees; or stockholders owning five percent (5%) or more of the Company's Equity Securities) during such period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

     5.   Registration Procedures.
          -----------------------

     If and whenever the Company is required to register Registrable Securities in a Demand Registration, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. With respect to both Demand Registrations and Piggyback Registrations (except as otherwise specifically provided), the Company will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (1) the date six months from the date such Registration Statement was declared effective, and (2) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any of the Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing:

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or the Holders of more than 50% of the Registrable Securities then outstanding, each of such Holders (on behalf of itself and all permitted assignees who are Holders of Registrable Securities), as promptly as practicable, incorporate in a supplement or post-effective amendment, such information as the managing underwriter and the Holders of Registrable Securities agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Holders of Registrable Securities (on behalf of itself and all permitted assignees who are Holders of Registrable Securities) and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the Holders of Registrable Securities or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each of the Holders of Registrable Securities (on behalf of each selling Holder of Registrable Securities) and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or coordinate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Holders, or such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three (3) business days prior to any sale of Registrable Securities to the underwriters;

          (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

          (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any of the Holders (on behalf of each Holder and all permitted assignees who are Holders of Registrable Securities) or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 5(m);

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each of such Holders (on behalf of itself and all permitted assignees who are Holders of Registrable Securities)) addressed to each selling Holder of Registrable Securities and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested any of the Holders or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

               (5) deliver such documents and certificates as may be reasonably requested by each of the Holders of Registrable Securities (on behalf of itself and all permitted assignees who are Holders of Registrable Securities) and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by each of the Holders of Registrable Securities (on behalf of itself and all permitted assignees who are Holders of Registrable Securities);

          (p) make available for inspection by representatives of each of the Holders of Registrable Securities (on behalf of itself and all permitted assignees who are Holders of Registrable Securities), any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

          (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) calendar days after the end of any twelve (12) month period (or ninety (90) calendar days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

     6.   Registration Expenses.
          ---------------------

          (a)  Demand Registrations. The Company shall bear all Registration
               --------------------
Expenses incurred in connection with any Demand Registration and of any Registration which does not become or is not maintained effective in accordance with the requirements specified in Section 5(a) other than any Registration terminated prior to effectiveness at the request of, or primarily as a result of, the actions of Holders whose Registrable Securities are included in such registration. Notwithstanding the foregoing, the Underwriters' Commissions incurred in connection with a Demand Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (b)  Piggyback Registrations. The Company shall bear all Registration
               -----------------------
Expenses incurred in connection with any Piggyback Registrations.
Notwithstanding the foregoing, the Underwriters' Commissions incurred in connection with a Piggyback Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (c)  Company Expenses. The Company also will, in any event, pay its
               ----------------
internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     7.   Indemnification.
          ---------------

          (a)  Indemnification by Company. The Company agrees to indemnify and
               --------------------------
hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

          The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement made in any preliminary prospectus if (1) such Indemnified Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (2) the Prospectus would have corrected such untrue statement or omission.

          In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, (3) if such Misstatement or alleged Misstatement is corrected in an amendment or supplement to such Prospectus and (4) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

          The Company shall also provide customary indemnifications to underwriters, selling brokers, dealer managers and similar securities industry professionals participating in a distribution covered by a Registration Statement, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act).

          (b)  Indemnification Procedures. If any action or proceeding
               --------------------------
(including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses.

          Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Holder unless (1) the Company has agreed to pay such fees and expenses, (2) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding, or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company.

          If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

          The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, subject to Section 7(a), the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

          (c)  Indemnification by Holder of Registrable Securities. Each Holder
               ---------------------------------------------------
of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section

15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder of Registrable Securities be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each such Holder by Sections 7(a) and 7(b) above. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (d)  Contribution. If the indemnification provided for in this Section
               ------------
7 is unavailable to an indemnified party under Section 7(a) or Section 7(c) above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 7(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The relative fault of the Company on the one hand and of the Holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Holder of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

          The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

          Notwithstanding the provisions of this Section 7(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (1) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (2) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Requirements for Participation in Underwritten Offerings.
          --------------------------------------------------------

     No Person may participate in any Underwritten Offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.   Suspension of Sales.
          -------------------

     Upon receipt of written notice from the Company that (a) a Registration Statement or Prospectus contains a Misstatement, or (b) in the reasonable determination of the Company, there exist circumstances not yet disclosed to the public which would be required to be disclosed in such Registration Statement and the disclosure of which would be materially harmful to the Company, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Section 5(l) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use all commercially reasonable efforts to minimize the length of such suspension of sales, provided, that the Company may require the suspension of sales for a period of ninety (90) calendar days in the event that the disclosure of any circumstances, in the reasonable determination of the Company, would be harmful in any material respect to the Company. In no event, however, shall the aggregate period of time that the Company postpones the filing or declaration of effectiveness of any Registration Statement pursuant to Section 5 above, or suspends sales of Registrable Securities pursuant to this Section 9 under any Registration Statement, taken together with all such other periods with respect to such Registrations Statement exceed, in the aggregate, ninety (90) calendar days.

     10.  Future Registration Rights Agreements.
          -------------------------------------

     Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree to register any Equity Securities, other than Junior Securities, under the Securities Act unless such agreement specifically provides that:

          (a) the Holder of such Equity Securities may not participate in any Demand Registration without the consent of each of the Series C Stockholders unless:

               (1) the offering of the Registrable Securities is to be a Firm Commitment Underwritten Offering and the managing underwriter concludes that the public offering or sale of such Equity Securities would not interfere with the successful marketing of all Series C Registrable Securities requested to be sold, and

               (2) the Series C Stockholders of Series C Registrable Securities shall have the right to participate, to the extent they may request, in any Registration Statement initiated under a Demand Registration right exercised by any of the Series C Stockholders of Series C Registrable Securities (if the Series C Stockholders of Series C Registrable Securities in the aggregate hold more than 50% of the Series C Registrable Securities then outstanding), except that if the managing underwriter of a public offering made pursuant to such a Demand Registration limits the number of shares of Common Stock to be sold, the participation of the Series C Stockholders of the Series C Registrable Securities and the Holders of all other shares of Common Stock (other than the Equity Securities held by such Holder of Equity Securities) shall be determined as set forth in Section 2 hereof,

          (b) the Holder of such Equity Securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of shares to be sold, the Holders of such Equity Securities and the Series C Stockholders of Series C Registrable Securities are entitled to participate in such underwritten distribution based on the order of priority set forth in
Section 3 hereof, and

          (c) all Equity Securities excluded from any Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed at least thirty (30) calendar days prior to the effective date and sixty (60) calendar days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering of Registrable Securities registered pursuant to this Agreement.

     11.  Assignment and Transfer of Registration Rights.
          ----------------------------------------------

          (a)  Restrictions on Transfer; Transferee Obligations. No Stockholder
               ------------------------------------------------
may transfer, assign, sell or otherwise dispose of Registrable Securities unless such transfer is (i) made pursuant to an effective registrations statement under the Securities Act; or (ii) is exempt from registration under the Securities Act and exempt from qualification under any applicable state and foreign securities laws. Should a Stockholder propose to transfer Registrable Securities pursuant to clause (ii), such Stockholder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transfer is exempt from registration under the Securities Act and exempt from qualification under applicable state and foreign securities laws.

          Each person (other than the Company) to whom the Registrable Securities are transferred must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Registrable Securities are subject to the Hold-Back provisions of Section 4, each as specified therein, to the same extent such Registrable Securities would be so subject if retained by the Stockholder transferring such Registrable Securities.

          (b)  Assignment of Registration Rights. Subject to any restrictions on
               ---------------------------------
transfer under applicable law and pursuant to other agreements, the rights to cause the Company to register Registrable Securities pursuant to this Section 11 may be assigned (but only with all related obligations) by an Other Stockholder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least Two Hundred Fifty Thousand (250,000) shares of Registrable Securities (as appropriately adjusted for stock splits, stock dividends, combinations and other recapitalizations subsequent to the date hereof); provided, that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 4; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 11.

     12.  Termination of Registration Rights.
          ----------------------------------

          No Other Stockholder shall be entitled to exercise any right provided for in this Agreement after two (2) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the first firm commitment underwritten public offering of its Common Stock to the general public subsequent to the date of this Agreement. In addition, the right of any Holder to request inclusion in any registration pursuant to Section 3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company subsequent to the date of this Agreement if all shares of Registrable Securities held or entitled to be held upon conversion of any securities by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company subsequent to the date of this Agreement as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

     13.  Specific Enforcement.
          --------------------

     Each Stockholder and the Company expressly agree that the Stockholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Stockholder or the Company, the other Stockholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     14.  Legend.
          ------

     Each certificate evidencing shares of the Company's Common Stock and Preferred Stock that are subject to this Agreement shall bear a legend substantially as follows:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be offered, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, and nay applicable state securities laws, or an exemption from such registration is available.

     The securities represented hereby are subject to the terms and conditions of a certain Registration Rights Agreement dated as of March 2, 2001, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     15.  Notices.
          -------

     All notices, requests, consents and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand-delivery, registered or certified first-class mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          (a) if to GE, at its address set forth on the signature pages hereto, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071-3197, Facsimile: (213) 229-7250, Attention: Linda L. Curtis;

          (b) if to a Stockholder of Registrable Securities who is not GE, at the most current address given by the Stockholder to the Company in accordance with the provisions hereof, which address initially is the address of the Stockholder set forth on the signature pates hereto; and

          (c) if to the Company, initially at its address set forth on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Facsimile: (213) 687-5600, Attn: Gregg Noel. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Stockholders given to it in accordance with the provisions hereof to any such Stockholder for the purpose of enabling such Stockholder to communicate with other such Stockholders in connection with this Agreement.

     16.  Entire Agreement and Amendments.
          -------------------------------

          (a) This Agreement, together with the Co-Sale Agreement dated as of even date herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes the Prior Agreements in their entirety with respect to each party to such prior agreements other than Walla. The parties hereto acknowledge and agree that the Prior

Agreements shall be of no force and effect with respect to the parties hereto following the execution of this Agreement.

          (b) Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and Stockholders owning at least eighty percent (80%) of the shares owned by the Stockholders; provided, however, that (i) any amendment hereto
                           --------  -------
shall require the consent of the holders of 50% of the then outstanding shares of Series C Preferred Stock provided that any amendment or modification of this Agreement that would adversely affect any of the expressed rights contained herein of any party hereto may be effected only with the consent of such party.

     17.  Governing Law; Successors and Assigns.
          -------------------------------------

     This Agreement shall be governed by the laws of the State of Delaware and shall bind and inure to the benefit of and be binding upon the respective heirs, personal representatives, executors, administrators, successors and assigns of the parties (including transferees of any shares of Registrable Securities). Without limiting the generality of the foregoing, all covenants and agreements of the Stockholders shall bind any and all subsequent holders of their shares, and the Company agrees that it shall not transfer on its records any such shares unless (i) the transferor Stockholder shall have first delivered to the Company and the other Stockholders the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been a Stockholder hereunder and (ii) the certificate or certificates evidencing the shares so transferred bear the legend specified in Section 14.

     18.  Expenses.
          --------

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     19.  Severability.
          ------------

     If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     20.  Aggregation of Stock.
          --------------------

     All shares of Registrable Securities held or acquired by affiliated entities or any Stockholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     21.  Further Assurances.
          ------------------

     Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     22.  Captions.
          --------

     Captions are for convenience only and are not deemed to be part of this Agreement.

     23.  Counterparts.
          ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     24.  Other Agreements.
          ----------------

     The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     Other than as disclosed on Schedule A attached hereto, the Company has not
                                ----------
previously entered into any agreement with respect to its securities granting any "piggy back" registration rights to any Person. The Company represents and warrants to each of the Holders of Registrable Securities that, except as set forth in this Agreement or on Schedule B attached hereto, as of the date hereof,
                              ----------
there are no outstanding "demand" registration rights with respect to the Company's securities. Should the rights granted to the Holders of Registrable Securities hereunder in any way conflict with the rights granted to the holders of the Company's securities under any agreement listed on either Schedule A or
                                                                 ----------
Schedule B, the provisions of such scheduled agreement shall be controlling.
----------

     25.  Forms.
          -----

     All references in this Agreement to particular forms of Registration Statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

                               *   *   *   *   *

                         (Signatures on following page)

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                                   COMPANY:

                                   Luxtec Corporation



                                   By: ____________________________________
                                   Name:
                                   Title:



                                   STOCKHOLDERS:

                                   GE Capital Equity Investments, Inc.



                                   By: ____________________________________
                                   Name:
                                   Title:

                                   120 Long Ridge Road
                                   Stanford, Connecticut 060267


                                   Coleman Swenson Hoffman Booth IV L.P.

                                   By:  Its General Partner
                                        CSHB Ventures IV L.P.



                                        By: _______________________________
                                        Name:
                                        Title: General Partner
                                   237 Second Avenue South

                                   Franklin, Tennessee 37064-2649



                                                  John F. Rooney

                                   3700 East Columbia Street
                                   Butterfield Business Park
                                   Tucson, Arizona 85714

                                   BAM Enterprises, LLC



                                   By: ____________________________________
                                   Name:  John F. Rooney
                                   Title: President

                                   3700 East Columbia Street
                                   Butterfield Business Park
                                   Tucson, Arizona 85714



                                                  Michael K. Bayley

                                   3700 East Columbia Street
                                   Butterfield Business Park
                                   Tucson, Arizona 85714



                                                  William H. Lomicka

                                   400 West Market, Suite 2510
                                   Louisville, Kentucky 40202


                                   Webbmont Holdings, L.P.


                                   By: ____________________________________
                                   Name:  Robert Fisher
                                   Title: President of General Partner

                                   1355 Peachtree Street, Suite 1100
                                   Atlanta, Georgia 30309

                                   Investors Equity, Inc.


                                   By: ____________________________________
                                   Name:  Robert W. Fisher
                                   Title: President

                                   1355 Peachtree Street, Suite 1100
                                   Atlanta, Georgia 30309



                                                  Virginia A. Fisher

                                   1355 Peachtree Street, Suite 1100
                                   Atlanta, Georgia 30309



                                                  Robert Neale Fisher

                                   1355 Peachtree Street, Suite 1100
                                   Atlanta, Georgia 30309



                                             Robert J. Franz

                                   3841 South Vista Place
                                   Chandler, Arizona 85248



                                             Mary E. Franz

                                   3841 South Vista Place
                                   Chandler, Arizona 85248


                                   Geneva Middle Market Investors, L.P.


                                   By: ____________________________________
                                   Name:
                                   Title:

                                   70 Walnut Street
                                   Wellesley, Massachusetts 02181



                                   Citizens Bank of Massachusetts as successor in interest to State Street Bank and Trust Company/1/



                                   _______________________

/1/   State Street Bank and Trust Company is a party to this Agreement solely with respect to Sections 1, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15,
                        --------------------------------------------------------
        16, 17, 18, 19, 20, 22, 23, 24 and 25 only hereof.
        -------------------------------------

                                   By: ____________________________________
                                   Name:
                                   Title:

                                   225 Franklin Street
                                   Boston, Massachusetts 02101


                                   Ark CLO 2000-1, Limited


                                   By: ____________________________________
                                   Name:
                                   Title:

                                   c/o Patriarch Partners, LLC,
                                   40 Wall Street, 40/th/ Floor,
                                   New York, New York 10005

                                   PrimeSource Surgical, Inc./2/


                                   By: ____________________________________
                                   Name:  John F. Rooney
                                   Title: President

                                   3700 East Columbia Street
                                   Butterfield Business Park
                                   Tucson, Arizona 85714






                                   _______________________

/2/  PrimeSource Surgical, Inc. is a party to this Agreement solely with respect to Section 16 only hereof.
                  ----------

                                  Schedule A
                                  ----------

     Registration Rights Agreement, dated June 3, 1996, between Luxtec Corporation, a Massachusetts corporation, and the Persons identified therein.

                                  Schedule B
                                  ----------

     Registration Rights Agreement, dated June 3, 1996, between Luxtec Corporation, a Massachusetts corporation, and the Persons identified therein.